CONSENT OF INDEPENDENT ACCOUNTANTS          Exhibit 23.1


            We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated January 16, 1995, appearing on page 19 of The Empire District Electric Company's Annual Report on Form 10-K for the year ended December 31, 1994.


/s/Price Waterhouse LLP
Price Waterhouse LLP
St. Louis, Missouri

November 30, 1995